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                                                                 EXHIBIT 4.20

                               RELEASE OF GUARANTY

     This RELEASE OF GUARANTY is dated as of December 30, 2005 by The Bank of New York Trust Company, N.A., as Trustee (the "Trustee") and delivered to Canadian TODS Limited, a Nova Scotia corporation, Lamar Transit Advertising Canada, Ltd., a British Columbia corporation and Lamar Canadian Outdoor Company, a Nova Scotia corporation (collectively, the "Canadian Subsidiaries"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in that certain Indenture dated as of August 16, 2005 (the "2005 Indenture") among Lamar Media Corp. (the "Company"), the Guarantors party thereto and the Trustee.

     1. The Canadian Subsidiaries have requested that they be released as Guarantors pursuant to Section 10.05 of the 2005 Indenture, and the Trustee has agreed, as provided herein, to release the Canadian Subsidiaries from all guarantee obligations as set forth herein and in the 2005 Indenture.

     2. The Canadian Subsidiaries are guarantors with respect to outstanding Indebtedness of the Company consisting of obligations of the Company under (a) the 2005 Indenture and (b) that certain Indenture dated as of December 23, 2002 (the "2002 Indenture") among the Company, the Guarantors party thereto and Wachovia Bank of Delaware, National Association.

     3. The Trustee hereby agrees to release the Canadian Subsidiaries from all their respective obligations and Guarantees under the 2005 Indenture, such release to be effective automatically upon satisfaction of all of the following conditions:

          (a) The delivery to the Trustee by Wachovia Bank of Delaware, National Association, as trustee with respect to the 2002 Indenture, of an executed release of the guarantees of the Canadian Subsidiaries in respect the Indebtedness of the Company under the 2002 Indenture;

          (b) The delivery to the Trustee of the Opinion of Counsel required to be delivered pursuant to Section 10.05 of the 2005 Indenture; and

          (c) The delivery to the Trustee of the Officers' Certificate required to be delivered pursuant to Section 10.05 of the 2005 Indenture.

                           [Signature page to follow]

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     IN WITNESS WHEREOF, the undersigned has caused this Release of Guaranty to be duly executed as an instrument under seal as of the date set forth above.

                                        THE BANK OF NEW YORK TRUST COMPANY,
                                        N.A., as Trustee


                                        By: /s/ CRAIG A. KATE
                                            ------------------------------------
                                        Name : CRAIG A. KATE
                                        Title: ASSISTANT VICE PRESIDENT